Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-3 No. 333-183388 of Energy Transfer Partners, L.P.
(2) Registration Statement on Form S-3 No. 333-199130 of Energy Transfer Partners, L.P.
(3) Registration Statement on Form S-3 No. 333-199131 of Energy Transfer Partners, L.P.
(4) Registration Statement on Form S-3 No. 333-202507 of Energy Transfer Partners, L.P.
(5) Registration Statement on Form S-4 No. 333-161706 of Energy Transfer Partners, L.P.
(6) Registration Statement on Form S-8 No. 333-146338 of Energy Transfer Partners, L.P.
(7) Registration Statement on Form S-8 No. 333-159878 of Energy Transfer Partners, L.P.
(8) Registration Statement on Form S-8 No. 333-200849 of Energy Transfer Partners, L.P.
(9) Registration Statement on Form S-8 No. 333-203823 of Energy Transfer Partners, L.P.
of our report dated February 28, 2015, (except for Note 2, as to which the date is April 30, 2015), with respect to the consolidated financial statements of Susser Holdings Corporation (not presented separately herein), included in this Current Report on Form 8-K of Energy Transfer Partners, L.P.
/s/Ernst & Young LLP
Houston, Texas
August 10, 2015